Exhibit 1.1

Mobileye N.V.

Ordinary Shares

Form of Underwriting Agreement

_________________, 2014

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

As representatives of the several Underwriters

named in Schedule I hereto,

Ladies and Gentlemen:

1.	Introductory

(a)          Company’s Offering.  Mobileye N.V., a Dutch limited liability company (naamloze vennootschap) (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [●] ordinary shares of the Company, nominal value €0.01 per share (“Ordinary Shares”), and the shareholders of the Company named in Schedule II hereto (the “Selling Shareholders”) propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of [●] Ordinary Shares and, at the election of the Underwriters, up to [●] additional Ordinary Shares. The aggregate of [●] Ordinary Shares to be sold by the Company and the Selling Shareholders is herein called the “Firm Shares” and the aggregate of [●] additional Ordinary Shares to be sold by the Selling Shareholders at the election of the Underwriters is herein called the “Optional Shares”.  The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 4 hereof are herein collectively called the “Shares”.

(b)          Qualified Independent Underwriter.  The Company hereby confirms its engagement of Morgan, Stanley & Co. LLC as the “qualified independent underwriter” within the meaning of Rule 5121(f)(12) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the offering and sale of the Shares, and Morgan Stanley & Co. LLC hereby confirms its agreement with the Company to render services as qualified independent underwriter with respect to such offering. Morgan Stanley & Co. LLC, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the “QIU.”

2.	Representations and Warranties by the Company

The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)          Filing and Effectiveness of Registration Statement.  (i) A registration statement on Form F-1 (File No. 333-196898), as amended prior to the declaration of effectiveness thereof (the “Initial Registration Statement”), in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); (ii) the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; (iii) other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”) and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and (iv) no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the

Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 7(a)(i) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus”; the final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b)          Compliance of Preliminary Prospectus with Securities Act Requirements.  (i) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (ii) the Pricing Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission promulgated thereunder (the “Rules and Regulations”), and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in either case in the light of the circumstances under which such statements were made or omitted; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman Sachs & Co. expressly for use therein or by a Selling Shareholder expressly for use in the preparation of the answers therein;

(c)          Absence of Material Untrue Statements in Pricing Disclosure Package, Issuer Free Writing Prospectuses or Section 5(d) Communications. For the purposes of this Agreement, the “Applicable Time” is ___:___ __m (Eastern time) on the date of this Agreement; and any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d) Communication”; and any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing”; the Pricing Prospectus, as supplemented by the information listed on Schedule III(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading, in either case in the light of the circumstances under which such statements were made, or omitted; each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; and each such Issuer Free Writing Prospectus and each Section 5(d) Writing listed on Schedule V hereto that has been approved by the Company, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading, in either case in the light of the circumstances under which such statements were made or omitted, nor did any such Issuer Free Writing Prospectus or Section 5(d) Writing include any information that conflicted, or conflicts with the information then contained in the Registration Statement; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus or Section 5(d) Writing in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman Sachs & Co. expressly for use therein or by a Selling Shareholder expressly for use therein;

(d)          No Section 5(d) Communications.  (i) The Company (A) has not alone engaged in any Section 5(d) Communication (other than Section 5(d) Communications with the consent of Goldman Sachs & Co.) with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (B) has not authorized anyone other than Goldman Sachs & Co. and Morgan Stanley & Co. LLC to engage in Section 5(d) Communications; (ii) the Company reconfirms that Goldman Sachs & Co. and Morgan Stanley & Co. LLC have each been authorized to act on its behalf in undertaking Section 5(d) Communications; and (iii) the Company has not distributed any written Section 5(d) Communications other than those listed on Schedule V hereto;

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(e)          Compliance of Registration Statement and Prospectus with Securities Act Requirements. The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of the Prospectus, in the light of the circumstances under which such statements were made or omitted with respect to the Prospectus; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Shareholder expressly for use therein;

(f)          No Material Adverse Change in Business.  (i) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from war or other acts of hostility, fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and (ii) since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, (A) there has not been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the current or future business, financial condition or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, and (B) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital;

(g)          Title to Tangible and Real Property.  (i) The Company and its subsidiaries do not own any real property; (ii) all personal property and chattels possessed by the Company and its subsidiaries are free and clear of all liens, encumbrances and defects, except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and (iii) any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(h)          Title or Rights to Intellectual Property.  The Company and its subsidiaries own, have a license to, possess or can acquire on reasonable terms sufficient patent rights, copyrights, databases, trademarks, trade names, domain names, trade secrets, inventions, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of their businesses as now conducted by them or as proposed to be conducted in the Pricing Disclosure Package. Except as disclosed in the Pricing Disclosure Package:

(i)           there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its subsidiaries, and there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to its Intellectual Property Rights, or challenging the validity, enforceability or scope of any such Intellectual Property Rights, that would reasonably be likely to result in a material adverse effect on the current or future business, financial condition or results of operations of the Company and its subsidiaries (a “Material Adverse Effect”), and the Company is unaware of any facts which would form a reasonable basis for any such claim;

(ii)          none of the Intellectual Property Rights used by the Company or its subsidiaries in their businesses has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation or third party right that is binding on the Company or its subsidiaries, and there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party asserting that the Company or any subsidiary infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of any third party that would reasonably be likely to result in a Material Adverse Effect;

(iii)         the Company and its subsidiaries take reasonable measures to maintain and protect the Intellectual Property Rights necessary or material to the conduct of their businesses as now conducted by them or as proposed to be conducted in the Pricing Disclosure Package, including by requiring all

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employees, officers and consultants of and to the Company and its subsidiaries to sign agreements or otherwise agree to keep proprietary information of the Company and its subsidiaries in confidence and not to use it except on behalf of the Company, and requiring all third parties having access to material Intellectual Property Rights to sign confidentiality and non-use agreements or otherwise agree in writing to adequately maintain the confidentiality and not to use such Intellectual Property Rights; and

(iv)          the Company and its subsidiaries have in all material respects complied with applicable laws pertaining to data privacy.

(i)          Due Organization and Existence.  The Company has been duly incorporated and is validly existing as a limited liability company (naamloze vennootschap, or N.V.) under the laws of The Netherlands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept is applicable) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except as would not reasonably be expected to have a Material Adverse Effect; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing (where such concept is applicable) under the laws of its jurisdiction of incorporation;

(j)          No Restrictions on Payments by Subsidiaries.  No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, (i) from paying any dividends to the Company, (ii) from making any other distribution on such subsidiary’s share capital, (iii) from repaying to the Company any loans or advances to such subsidiary from the Company or (iv) from transferring any of such subsidiary’s material properties or assets to the Company or to any other subsidiary of the Company, other than as set forth in the ruling of the Israeli Tax Authority dated July 21, 2014;

(k)         Capitalization. (i) The Company has the authorized capitalization set forth in the Pricing Prospectus and all of the issued shares of the Company, including the Shares to be sold by the Selling Shareholders, have been duly and validly authorized and issued and are fully paid and non-assessable; the Shares conform to the description of the Shares contained in the Pricing Disclosure Package and the Prospectus; (ii) all of the issued shares of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; (iii) except as disclosed in the Pricing Disclosure Package, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any Ordinary Shares, (B) warrants, rights or options to subscribe for or purchase from the Company any such Ordinary Shares or any such convertible or exchangeable securities or obligations, (C) obligations of the Company to issue or sell any Ordinary Shares, any such convertible or exchangeable securities or obligations or any such warrants, rights or options; and (iv) the holders of outstanding Ordinary Shares are not entitled to preemptive or other rights to subscribe for the Shares;

(l)          Authorization of Shares Offered by Company.  The Shares to be issued and sold by the Company have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Shares contained in the Pricing Disclosure Package and the Prospectus;

(m)        Absence of Defaults and Conflicts Resulting from Transaction.  The issue and sale of the Shares to be sold by the Company and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the articles of association, shareholders agreement or other organizational documents of the Company or any of its subsidiaries or (C) assuming due compliance by the Underwriters with the selling restrictions set forth under “Underwriting (Conflicts of Interest)” in the Pricing Prospectus, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and assuming due compliance by the Underwriters with the selling restrictions set forth under “Underwriting (Conflicts of Interest)” in the Pricing Prospectus, no material consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue of the Shares to be sold by the Company and the sale of the Shares or the

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consummation by the Company of the transactions contemplated by this Agreement, except for the registration under the Act of the Shares, registration of the Ordinary Shares as a class under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the approval by FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under U.S. state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(n)         Absence of Existing Violations.  Neither the Company nor any of its subsidiaries is in violation of (A) its articles of association, shareholders agreement or other organizational documents; or (B) assuming due compliance by the Underwriters with the selling restrictions set forth under “Underwriting (Conflicts of Interest)” in the Pricing Prospectus, any material condition or requirement stipulated by any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations. Other than as forth in the Pricing Prospectus, there is no outstanding notice received by the Company denying, revoking or modifying any “approved enterprise”, “benefited enterprise” or “preferred enterprise” status pursuant to which the Company has actually received benefits, with respect to any of the Company’s facilities or operations (including, notice of proceedings or investigations related thereto);

(o)         Absence of Further Requirements. Assuming due compliance by the Underwriters with the selling restrictions set forth under “Underwriting (Conflicts of Interest)” in the Pricing Prospectus, no consent, approval, authorization, or order of, or filing or registration with, any individual or entity (including any governmental agency or body or any court) (each, a “Person”) is required to be obtained or made by or on behalf of the Company for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Shares by the Company, except for such approvals as have been obtained, or as may be required by FINRA;

(p)         Absence of Existing Defaults.  Neither the Company nor any of its subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound that would reasonably be likely to result in a Material Adverse Effect;

(q)         Possession of Licenses and Permits.  The Company and its subsidiaries possess, and are in compliance with the terms of, all certificates, authorizations, consents, franchises, licenses and permits (collectively, “Licenses”), necessary or material to the conduct of the business now conducted or proposed in the Pricing Disclosure Package to be conducted by them, and the Company has not received any notice relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect. The Company and its subsidiaries (i) are, and at all times have been, in compliance with all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any product manufactured or distributed by the Company or its subsidiaries (collectively, “applicable laws”) except to the extent that non-compliance with applicable laws would not, individually or in the aggregate, have a Material Adverse Effect; and (ii) have not received any written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (x) any applicable laws or (y) any licenses required by any such applicable laws, except to the extent that such alleged or asserted non-compliance with applicable laws would not, individually or in the aggregate, have a Material Adverse Effect;

(r)          Regulatory Filings. Assuming due compliance by the Underwriters with the selling restrictions set forth under “Underwriting (Conflicts of Interest)” in the Pricing Prospectus, the Company and its subsidiaries have filed with applicable regulatory authorities all statements, reports, information or forms required by any applicable law, regulation or order, except to the extent failure to make such filings would not, individually or in the aggregate, have a Material Adverse Effect. All such filings were in compliance with applicable laws when filed and no deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filing, except to the extent that non-compliance or deficiency would not, individually or in the aggregate, have a Material Adverse Effect;

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(s)         Taxes.  (i) The Company and its subsidiaries have properly prepared and timely filed all material federal, state, local tax returns, amended returns, reports or filings (including elections, declarations, forms, disclosures, schedules, estimates and information returns) that are required to be filed by them in any jurisdiction or have requested or received extensions thereof and all such returns, reports or filings were true, complete and accurate in all material respects; (ii) the Company and its subsidiaries have timely paid all taxes (including any assessments, fines or penalties) required to be paid by them (except for any such tax assessment, fine or penalty that is currently being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with U.S. GAAP or other applicable accounting standards) and have withheld in full the amounts required to be deducted and withheld at source from material amounts owing to any employee, supplier, creditor, or any other third party; and (iii) no tax deficiency has been determined adversely to the Company or any subsidiary nor is the Company or any subsidiary subject to any dispute with any tax authority that has had (nor does the Company nor any subsidiary have any knowledge of any tax deficiency which, if determined adversely to the Company or any subsidiary, might be expected individually or in the aggregate to have) a Material Adverse Effect;

(t)          No withholding. Except as disclosed in the Pricing Prospectus or the Prospectus, all dividends, deemed dividends, bonus shares and other distributions declared and payable in cash or in kind on the Ordinary Shares (including the Shares) are not subject to, and may be paid by the Company to the holder thereof, free and clear of and without deduction for or on account of, any withholding or other taxes imposed, assessed or levied under the laws and regulations of the Netherlands or Israel;

(u)         Certain taxes. So long as the Underwriters do not carry out this transaction through a permanent establishment maintained by the Underwriters in Israel or the Netherlands, or through another Israeli or Netherlands entity, no value added tax will be due and no stamp, registration, documentary, issuance or transfer taxes or other similar taxes or duties and no capital gains, income, withholding or other taxes are payable in the Netherlands or Israel or any political subdivision or taxing authority thereof or therein by or on behalf of the Underwriters or any subsequent purchasers, in connection with (i) the issuance, sale and delivery of the Shares by the Company to or for the account of the Underwriters in the manner contemplated herein and in the manner described in the Pricing Prospectus and Prospectus; (ii) the sale and delivery of the Shares by the Underwriters to subsequent purchasers, (iii) the execution, delivery or performance by the Underwriters of their obligations under this Agreement or any of the documents related or ancillary thereto, and (iv) the sale and delivery of the Shares by the Selling Shareholders to or for the account of the Underwriters in the manner contemplated herein and in the manner described in the Pricing Prospectus and the Prospectus other than withholding taxes that may be payable under Israeli law on account of capital gains of a Selling Shareholder;

(v)         Insurance. (i) The Company and its subsidiaries have or carry insurance against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; (ii) all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; (iii) there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and (iv) neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect;

(w)        Accurate Disclosure. Subject to the qualifications, assumptions and limitations set forth therein, the statements set forth in the Pricing Prospectus and the Prospectus under “Description of Share Capital”, insofar as they purport to constitute a summary of the terms of the Shares, under “Material Dutch Tax Considerations”, “Material U.S. Federal Income Tax Considerations”, “Material Israeli Tax Considerations and Government Programs” and “Underwriting (Conflicts of Interest)”, insofar as they (i) purport to describe the provisions of the laws and documents referred to therein and (ii) with respect to “Material Dutch Tax Considerations,” to the extent such statements aim to provide a summarized description of certain Netherlands tax consequences of the acquisition, ownership or transfer of the Shares, are accurate, complete and fair in all material respects;

(x)         Statistical and Market-Related Data.  Any third-party statistical and market-related data included in the Registration Statement, the Prospectus, the Pricing Disclosure Package or any Section 5(d) Communication are based on or derived from sources that the Company believes to be reliable and accurate;

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(y)         Absence of Manipulation.  Neither the Company nor any of its subsidiaries or affiliates have taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(z)          Absence of Litigation.  Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(aa)       Absence of Labor Disputes.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent;

(bb)      Absence of “Investment Company” Status.  The Company is not (and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be) an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (“Investment Company Act”);

(cc)       Absence of “Ineligible Issuer” Status.  At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(dd)      Absence of “PFIC” Status.  The Company believes that it was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its taxable year ended December 31, 2013 and, based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a PFIC for the taxable year ending December 31, 2014 or any foreseeable subsequent taxable year;

(ee)       “Emerging Growth Company” Status.  From the time of initial confidential submission of a registration statement relating to the Shares with the Commission (or, if earlier, the first date on which a Section 5(d) Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(ff)        “Foreign Private Issuer” Status.  The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act;

(gg)      Auditors; Financial Statements. (i) Kesselman & Kesselman, a member firm of Pricewaterhousecoopers International Limited (“Kesselman & Kesselman”), which has certified the financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company within the Rules and Regulations and as required by the Act and the applicable rules and guidance from the Public Company Accounting Oversight Board (United States) (“PCAOB”); (ii) the financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”), applied on a consistent basis and the schedules, if any, included in each Registration Statement present fairly the information required to be stated therein; (iii) the summary and selected financial data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the information shown therein, and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company; (iv) the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of ASC Topic 810, Consolidation), not disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and (v) there are no financial statements that are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not included as required;

(hh)      Internal Controls and Compliance with the Sarbanes-Oxley Act.  (i) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal

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executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; (ii) except as disclosed in the Pricing Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting; (iii) since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change, significant deficiency or material weakness in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; (iv) the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; (v) such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; (vi) disclosure controls and procedures are effective and are, or upon consummation of the offering of the Shares will be, overseen by the audit committee of the Company’s Board of Directors in accordance with applicable rules published under the Exchange Act; and (vii) upon and at all times after the initial filing of the Registration Statement with the Commission, the Company and its officers and directors, in their capacities as such, have been and will continue to be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended;

(ii)         Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company;

(jj)         No Unlawful Payments.  None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of their subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated, or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; (v) violated or is in violation of any provision of any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997; (vi) violated or is in violation of any provision of Sections 291 and 291A of the Israel Penal Law, 5737-1977, the Public Service Law (Gifts), 5739-1979, the Public Service Law (Gifts) (Application to Other Public Officials), 5747-1987, and the rules and regulations thereunder; or (vii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any kind; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with all applicable anti-corruption laws, and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws consistent with this Section 2(jj);

(kk)       Compliance with Anti-Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, financial recordkeeping and reporting requirements, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, the Currency and Foreign Transactions Reporting Act of 1970, the Israel Prohibition on Money Laundering Law, 5760-2000 and Prohibition on Money Laundering Order, 5761-2001, all as amended, as well as the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations, executive orders, directives or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(ll)        OFAC.  None of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of their subsidiaries have engaged in and are not now knowingly engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is (or was during such period) (a) the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, or other relevant sanctions authority (collectively, “Sanctions”); or (b) located, organized or resident in a country or territory that is the subject of Sanctions (including, without

8

limitation, Cuba, Iran, North Korea, Sudan and Syria), and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(mm)     Environmental Laws.  Neither the Company nor any of its subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to (A) the use, storage, disposal, emission or release of hazardous or toxic substances, (B) the protection or restoration of the environment, or (C) human exposure to hazardous or toxic substances or any other health or safety precaution, measure or procedure (collectively, the “Environmental, Health and Safety Laws”), or has received written notice from any governmental authority agency or body claiming that it is in violation of any Environmental, Health or Safety Laws, (ii) to the Company’s knowledge, owns or operates any real property contaminated with any substance that is subject to any Environmental, Health and Safety Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental, Health and Safety Laws, or (iv) is subject to any claim relating to any Environmental, Health and Safety Laws; and the Company is not aware of any pending investigation which might lead to such a claim;

(nn)      No Finder’s Fee.  Except for fees to the Underwriters pursuant hereto, there are no agreements or understandings between the Company and any individual or entity (including any governmental agency or body or any court) (each, a “Person”) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Shares contemplated hereby;

(oo)      Registration Rights.  (i) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no agreements or understandings between the Company and any Person granting such Person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such Person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement (collectively, “registration rights”) and (ii) any Person (if any) to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Company Lock-Up Period (as defined below);

(pp)      Agent for Service of Process.  The Company has validly and irrevocably appointed Mobileye, Inc. as its authorized agent for service of process pursuant to this Agreement and in connection with the Registration Statement;

(qq)      Listing. The Offered Securities have been approved for listing on the New York Stock Exchange (the “Exchange”), subject to notice of issuance;

(rr)        Immunity.  None of the Company, its subsidiaries and any of their properties, assets or revenues is entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, set-off or counterclaim, from the jurisdiction of any court, from service of process, attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment. The irrevocable and unconditional waiver and agreement of the Company in this Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of The Netherlands;

(ss)       Governing Law.  The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of The Netherlands and, subject to the provisions of EU Regulation No. 593/2008 relating to the law that is applicable to contractual obligations (“Rome I”), will be honored by courts in The Netherlands except as may be limited by general principles of equity. The Company has the power to submit, and pursuant to Section 20 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 20(c) of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, the Pricing Disclosure Package, the Prospectus, the Registration

9

Statement, or the offering of the Shares in any New York Court and service of process effected on such authorized agent will be effective to notify the Company of any action under this Agreement;

(tt)        Dutch Enforceability.  This Agreement is in proper form to be enforceable in The Netherlands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in The Netherlands of this Agreement it is not necessary that this Agreement be filed or recorded with any court or other authority in The Netherlands (other than court filings in the ordinary course of proceedings) or that any stamp or similar tax in The Netherlands (other than nominal stamp or similar tax payable in the ordinary course of proceedings) be paid on or in respect of this Agreement or any other documents to be furnished hereunder or thereunder;

(uu)      Enforceability of Judgments.  Except as otherwise disclosed in the Pricing Prospectus under the caption “Enforcement of Judgments”, any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein, provided that any such instruments or agreements contain a choice of New York law and venue, would be declared enforceable against the Company without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated provided that such judgment has not been rendered in violation of elementary principles of fair trial and is not contrary to the public policy of the Netherlands. The Company is not aware of any reason why the enforcement in The Netherlands of such a New York Court judgment would be, as of the date hereof, contrary to public policy in The Netherlands;

(vv)      No Rated Debt.  None of the Company or its subsidiaries has any outstanding debt securities or preferred shares that are rated by any “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Exchange Act; and

(ww)     Disclosure of Compensation.  The Company is not currently required to disclose the annual compensation of its executive officers and directors on an individual basis under Dutch law and it has not otherwise disclosed this information publicly.

3.	Representations and Warranties by Selling Shareholders

Each of the Selling Shareholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company as to itself that:

(a)         Authorization of Agreement and Sale of Shares by Selling Shareholder. (i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement and, as applicable, the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained; and (ii) such Selling Shareholder has full right, power and authority to enter into this Agreement and, as applicable, the Power-of-Attorney and the Custody Agreement, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder;

(b)         Absence of Defaults and Conflicts Resulting from Transaction. (i) Assuming due compliance by the Company and the Underwriters with the selling restrictions set forth under “Underwriting (Conflicts of Interest)” in the Pricing Prospectus, the sale of the Shares to be sold by such Selling Shareholder hereunder and the compliance by such Selling Shareholder with this Agreement and, as applicable, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the certificate of Incorporation or by-laws or similar organizational documents of such Selling Shareholder if such Selling Shareholder is a corporation, the partnership agreement of such Selling Shareholder if such Selling Shareholder is a partnership, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or any of its subsidiaries or any property or assets of such Selling Shareholder; and (ii) assuming due compliance by the Company and the Underwriters with the selling restrictions set forth under “Underwriting (Conflicts of Interest)” in the Pricing Prospectus, no consent, approval,

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authorization, order, registration or qualification of or with any court or governmental body or agency having jurisdiction over such Selling Shareholder or any of its subsidiaries or any property or assets of such Selling Shareholder is required for the performance by such Selling Shareholder of its obligations under this Agreement and, as applicable, the Power of Attorney and the Custody Agreement and the consummation by such Selling Shareholder of the transactions contemplated by this Agreement and, as applicable, the Power of Attorney and the Custody Agreement in connection with the Shares to be sold by such Selling Shareholder hereunder, except the registration under the Act of the Shares, registration of the Ordinary Shares under the Exchange Act, the approval by FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under U.S. state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, as to which such Selling Shareholder makes no representation;

(c)         Title to Shares. Such Selling Shareholder has, and immediately prior to each Time of Delivery such Selling Shareholder will have, good and valid title to the Shares to be sold by such Selling Shareholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(d)         Lock-Up Agreement. On or prior to the date of the Pricing Prospectus, such Selling Shareholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex IV hereto;

(e)         Absence of Manipulation. Such Selling Shareholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(f)          Compliance of Registration Statement, Preliminary Prospectus and Prospectus with Securities Act Requirements. To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder pursuant to Item 9(D) of Form 20-F expressly for use therein, such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the Rules and Regulations and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of the Pricing Prospectus and the Prospectus, in the light of the circumstances under which such statements were made or omitted;

(g)        Tax Withholding. In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Forms W-8, W-8BEN, W-8BEN-E or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof), or such other tax forms as the Underwriters may reasonably request;

(h)        Custody Agreement; Paying Agent Agreement; Appointment of Attorneys-in-Fact. Such Selling Shareholder has duly executed and delivered a power of attorney in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule II hereto, and each of them, acting individually, as such Selling Shareholder’s attorneys-in-fact (the “Attorneys in Fact”) with authority to execute and deliver this Agreement, the Custody Agreement, the Firm Shares Deed of Transfer, the Firm Shares Stock Power, the Optional Shares Deed of Transfer and the Optional Shares Stock Power (all as hereinafter defined) on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholders as provided in Section 4 hereof, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder, to determine the designation of the Shares to be sold by such Selling Shareholder hereunder as Firm Shares or Optional Shares in accordance with the provisions hereof and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement. One of the Attorneys-in-Fact on behalf of such Selling Shareholder, American Stock Transfer & Trust Co. LLC (“AST”), as custodian (the “Custodian”), the Company and the Underwriters have each duly executed and delivered a Custody Agreement in the form heretofore furnished to you (the “Custody

11

Agreement”). Pursuant to the Custody Agreement (i) the Attorneys-in-Fact have deposited with the Custodian a non-notarial deed of transfer (the “Firm Shares Deed of Transfer”) among the Company, the Selling Shareholders and the Underwriters pursuant to which the Selling Shareholders transfer to the Underwriters those Firm Shares required to be sold by such Selling Shareholders to the Underwriters hereunder (requesting the Company to register such Firm Shares in the name of Cede & Co. as record owner upon such transfer), duly executed by the Company and one of the Attorneys-in-Fact on behalf of the Selling Shareholders and (ii) the Attorneys-in-Fact have deposited with the Custodian a stock power signed by one of the Attorneys-in-Fact on behalf of such Selling Shareholders (the “Firm Shares Stock Power”) (with Medallion Guarantee of such Attorney-in-Fact’s signature) relating to the transfer by such Selling Shareholders to the Underwriters of the Firm Shares required to be sold by such Selling Shareholders hereunder.

One of the Attorneys-in-Fact on behalf of such Selling Shareholder and ESOP Management and Trust Services Ltd., as paying agent (the “Paying Agent”), have each duly executed and delivered a Paying Agent Agreement in the form heretofore furnished to you (the “Paying Agent Agreement”). Pursuant to the Paying Agent Agreement, the Attorneys-in-Fact have appointed the Paying Agent to receive the proceeds from the sale of the Shares pursuant to the Underwriting Agreement and the Custody Agreement and to authorize and direct the Paying Agent to, among other things, (i) deposit such payment into the Account (as defined in the Paying Agent Agreement) of the Paying Agent, (ii) withhold and remit to the Company out of such proceeds the principal amount of the loan granted by the Company to such Selling Shareholder (together with any accrued and unpaid interest thereon) in connection with the exercise of options under any Company equity benefit plan and the issue thereupon of any Offered Shares, and (iii) following receipt of instructions from the Attorneys-in-Fact, or any of them acting alone, withhold and remit to the Israel Tax Authority any amounts as may be determined pursuant to the Paying Agent Agreement;

(i)          Selling Shareholder’s Obligations under Custody Agreement and Power of Attorney Coupled with Interest and Irrevocable.  (i) The Shares of each Selling Shareholder to be transferred to the Underwriters hereunder are subject to the interests of the Underwriters hereunder; (ii) the arrangements made by any Selling Shareholder under the Custody Agreement, and the appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney, are to the extent set forth therein irrevocable; (iii) the obligations of any Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; (iv) if any individual Selling Shareholder or any such executor or trustee party to the Custody Agreement should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Shareholder hereunder, title to the Shares to be sold by such Selling Shareholder hereunder shall be transferred by or on behalf of such Selling Shareholder in accordance with the terms and conditions of this Agreement and the Custody Agreement upon delivery of the Firm Shares Deed of Transfer or Optional Shares Deed of Transfer, as applicable, to the Underwriters by the Custodian as set forth herein and in the Custody Agreement; and (v) actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event;

(j)          Absence of Information. Such Selling Shareholder is not prompted by any information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Shares pursuant to this Agreement; and

(k)         Selling Shareholder Information.  Any written information furnished to the Company by such Selling Shareholder expressly for use in the Registration Statement, Pricing Disclosure Package, Know Your Customer documents provided to the Underwriters or Prospectus is accurate and complete in all material respects.

4.	Sale and Purchase of Shares; Option

(a)         Sale and Purchase of Shares.  Subject to the terms and conditions herein set forth, (i) the Company and each of the Selling Shareholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and

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each of the Selling Shareholders, at a purchase price per share of $[●], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and each of the Selling Shareholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Shareholders hereunder; and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Shareholders, as and to the extent indicated in Schedule II hereto agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Shareholders, at the purchase price per share set forth in clause (i) of this Section 4(a), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

(b)        Option. The Selling Shareholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to [●] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by all Selling Shareholders as set forth in Schedule II hereto (with such adjustment to eliminate fractional shares as shall be determined by you). Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery or, unless you and the Company and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

5.	Offering by Underwriters

Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

6.	Delivery of Shares

(a)         The Shares to be purchased by each Underwriter hereunder shall be delivered by or on behalf of the Company and the Selling Shareholders to the Underwriters, and paid for by the Underwriters, in the manner hereinafter set forth, with any transfer taxes or otherwise similar taxes and duties payable in connection with the transfer of the Shares to the Underwriters to be duly paid by the Company or the Selling Shareholders, as applicable. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on [●], 2014 or such other time and date as Goldman Sachs & Co., the Company and the Attorneys-in-Fact may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in each written notice given by Goldman, Sachs & Co. of the Underwriters’ election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co., the Company and the Attorneys-in-Fact may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”. At the First Time of Delivery (A) the Custodian will, against payment to the Custodian by or on behalf of the Underwriters of the purchase price payable by the Underwriters to the Selling Shareholders and the Company for the Firm Shares sold by the Selling Shareholders hereunder, by wire transfer of Federal (same day) funds to the account of the Custodian specified in the Custody Agreement (the “Custody Account”), and receipt of such payment by the Custodian in the Custody Account, (i) deliver the Firm Shares Deed of Transfer to the Underwriters and (ii) deliver the Firm Shares Stock Power to AST in its capacity of transfer agent of the Company’s Ordinary Shares (the “Transfer Agent”); (B) the Company will,

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against payment to the Company by or on behalf of the Underwriters of the purchase price payable by the Underwriters to the Company for the Firm Shares sold by the Company hereunder, by wire transfer of Federal (same day) funds to a United States bank account of the Company’s designated to you in writing prior to the First Time of Delivery, and receipt of such payment by the Company in such account, deliver to the Underwriters a non-notarial deed of issuance between the Underwriters and the Company pursuant to which the Company will issue to the Underwriters the Firm Shares required to be issued to the Underwriters hereunder (requesting the Company to register such Firm Shares in the name of Cede & Co. in the shareholders register of the Company); and (C) the Transfer Agent shall (i) register the Firm Shares in the name of Cede & Co. as record owner in the shareholders register of the Company and (ii) deliver the appropriate number of Firm Shares to each of the Underwriters through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter.

(b)         If the Underwriters exercise the option set forth in Section 4(b) hereof, the Attorneys-in-Fact will, not later than the second business day following the date of notice of exercise of such option, deposit with the Custodian under the Custody Agreement (a) a non-notarial deed of transfer (an “Optional Shares Deed of Transfer”) among the Company, the Selling Shareholders and the Underwriters pursuant to which the Selling Shareholders transfer to the Underwriters the Optional Shares then required to be transferred by each of them to the Underwriters hereunder (requesting the Company to register such Optional Shares in the name of Cede & Co. as record owner upon such transfer), duly executed by the Company and one of the Attorneys-in-Fact on behalf of the Selling Shareholders and (ii) a stock power signed by one of the Attorneys-in-Fact on behalf of the Selling Shareholders (an “Optional Shares Stock Power”) (with Medallion Guarantee of such Attorney-in-Fact’s signature) relating to the transfer by the Selling Shareholders to the Underwriters of the Optional Shares then required to be sold by the Selling Shareholders hereunder. At such Second Time of Delivery (A) the Custodian will, against payment to the Custodian by or on behalf of the Underwriters into the Custody Account of the purchase price payable by the Underwriters to the Selling Shareholders for the Optional Shares then being purchased by the Underwriters hereunder, by wire transfer of Federal (same day) funds, and receipt of such payment by the Custodian in the Custody Account, (i) deliver the relevant Optional Shares Deed of Transfer to the Underwriters and (ii) deliver the relevant Optional Shares Stock Power to the Transfer Agent; and (B) the Transfer Agent shall (i) register the Optional Shares then being purchased hereunder in the name of Cede & Co. as record owner in the shareholders register of the Company and (ii) deliver the appropriate number of Optional Shares to each of the Underwriters through the facilities of DTC, for the account of such Underwriter.

(c)         The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 10 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 10(s) hereof will be delivered at the offices of Underwriters’ counsel: Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 (the “Closing Location”), and the Shares will be delivered at the office of DTC, all at each Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

7.	Certain Agreements with the Company and the Selling Shareholders

(a)         The Company agrees with each of the Underwriters:

(i)           Filing of Prospectus; Notifying Underwriters of Various Events.  (i) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; (ii) to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery that shall be disapproved by you promptly after reasonable notice thereof; (iii) to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; (iv) to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by

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the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and (v) in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(ii)          Blue Sky Qualifications.  Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such U.S. jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(iii)         Furnishing the Prospectus; Amending or Supplementing the Prospectus.  (i) Promptly on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and (ii) if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading, in either case in the light of the circumstances under which such statements were made or omitted when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(iv)         Rule 158.  To make generally available to its securityholders as soon as practicable, but in any event not later than twenty months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

(v)         Restriction on Sale of Securities

(1)        Lock-Up. During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (A) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares or any such other securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Shares or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to employee equity option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of Goldman, Sachs & Co.;

(2)        Announcement of Lock-Up Waiver.  If Goldman, Sachs & Co., in its sole discretion, agrees to release or waive the restrictions in lock-up letters pursuant to Section 10(n)

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hereof for an officer or director of the Company, and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex III hereto through a major news service at least two business days before the effective date of the release or waiver;

(vi)         Loss of Emerging Growth Company Status.  To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) completion of the Company Lock-Up Period;

(vii)        Furnishing Other Reports and Communications.  During a period of five years from the effective date of the Registration Statement, unless such information is publicly filed with the Commission and available on Edgar or available on the Company’s website, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

(viii)       Use of Proceeds.  To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(ix)          Listing of Shares for Trade.  To use its best efforts to list for trading, subject to official notice of issuance, the Shares on the Exchange;

(x)           Filing Periodic Reports.  To file with the Commission such information on Form 20-F and Form 6-K as may be required under the Exchange Act for so long as any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares;

(xi)          Additional Filings.  If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a); and

(xii)         Trademarks and Logo.  Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “Logo License”); provided, however, that the Logo License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(b)       Each of the Selling Shareholders severally agrees with each of the Underwriters:

(i)           Withholding.  The Underwriters shall be entitled to deduct and withhold from any portion of the proceeds payable to any Selling Shareholder such amounts that the Underwriters determine at their sole discretion are required to be deducted or withheld therefrom under any provision of any applicable law; provided, however, that for Israeli tax purposes, if any Selling Shareholder provides the Underwriters, in advance, with a Valid Certificate, the Underwriters shall not make any Israeli deductions or withholdings, or shall make such deduction or withholding at a reduced rate, as the case may be, in accordance with the provisions of such Valid Certificate. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes as having been paid to the Selling Shareholder.

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If the Underwriters do deduct or withhold any such amounts, they shall provide documentary confirmation thereof to the Selling Shareholder. For the purposes of this Section, a “Valid Certificate” means a certificate or a ruling issued by the Israeli Tax Authority which is sufficient to enable the Underwriters to conclude in their sole discretion that no withholding (or reduced withholding) of Israeli tax is required with respect to such Selling Shareholder.

Notwithstanding anything in this agreement to the contrary, any payment that might be subject to Israeli tax withholding will be transferred to the recipient through the Paying Agent, as defined in the Custody Agreement, and the tax withholding mechanism (or exemption from such withholding duty) shall be in the manner specified in the Custody Agreement.

8.	Free Writing Prospectus.

(a)         No Free Writing Prospectuses Without Prior Consent.  (i) The Company represents and agrees that, without the prior consent of Goldman, Sachs & Co., it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; (ii) each Selling Shareholder represents and agrees that, without the prior consent of the Company and Goldman, Sachs & Co., it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; (iii) each Underwriter represents and agrees that, without the prior consent of the Company and Goldman, Sachs & Co., it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; (iv) any such free writing prospectus the use of which has been consented to by the Company and Goldman, Sachs & Co. is listed on Schedule III(a) hereto;

(b)        No Company’s Section 5(d) Communications Without Prior Consent.  The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of Goldman, Sachs & Co. with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of Goldman, Sachs & Co. that are listed on Schedule V hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Communications;

(c)         No Underwriters’ Section 5(d) Communications Other than to Qualified Institutional Buyers.  Each Underwriter represents and agrees that any Section 5(d) Communications undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act;

(d)        Compliance with Rule 433.  (i) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and (ii) the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(e)         Amending Noncomplying Information.  The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in either case in the light of the circumstances under which such statements were made or omitted, the Company will give prompt notice thereof to Goldman, Sachs & Co. and, if requested by Goldman, Sachs & Co., will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Section 5(d) Writing or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus or Section 5(d) Writing made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Shareholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form F–1.

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9.	Costs and Expenses

The Company and each of the Selling Shareholders covenant and agree with one another and with the several Underwriters that:

(a)         Costs and Expenses Borne by Company and Selling Shareholders.  The Company and such Selling Shareholders, jointly and severally (as allocated amongst themselves pursuant to the Custody Agreement), will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under U.S. state securities laws as provided in Section 7(a)(ii) hereof; (iii) all fees and expenses in connection with listing the Shares on the Exchange; (iv) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters up to a maximum amount not to exceed $50,000 in connection with, any required review by FINRA of the terms of the sale of the Shares; (v) the cost and expenses of the Company and the Selling Shareholders relating to investor presentations or any “road show” undertaken in connection with marketing of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics; (vi) the fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company and Morgan Stanley & Co. LLC. in its capacity as the QIU; and (vii) except as provided by Section 9(d), all taxes or duties arising on the issue of any Shares by the Company. The cost of any aircraft chartered in connection with the road show shall be borne one-half by the Company and the Selling Shareholders (as allocated amongst themselves pursuant to the Custody Agreement) and one-half by the Underwriters.

(b)        Costs and Expenses Borne Solely by Company.  The Company will pay or cause to be paid: (i) the cost and charges of any transfer agent or registrar; and (ii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 9;

(c)         Costs and Expenses Borne Solely by Selling Shareholders. Each Selling Shareholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Shareholder’s obligations hereunder which are not otherwise specifically provided for in this Section 9, including (i) any fees and expenses of counsel for such Selling Shareholder, (ii) such Selling Shareholder’s pro rata share of the fees and expenses of the Custodian and the expenses of the Attorneys-in-Fact and (iii) all expenses and taxes and duties incident to the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder. These expenses shall be paid by the Selling Shareholders in the manner specified in the Custody Agreement.

(d)        Reimbursement of Share Transfer Tax.  In connection with clause (c)(iii) above, Goldman, Sachs & Co. agrees to pay New York State share transfer tax, and the Selling Shareholders, jointly and severally, agree to reimburse Goldman, Sachs & Co. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated; provided, however, that Goldman, Sachs & Co. shall exercise reasonable efforts to seek a rebate of the New York State share transfer tax. It is understood, however, that, except as otherwise provided in the Custody Agreement, the Company shall bear, and the Selling Shareholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section 9, and Section 11 and 14 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, share transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

10.	Conditions to Underwriters’ Obligations

The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

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(a)         Filing of Prospectus; Effectiveness of Registration Statement.  (i) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 7(a)(i) hereof; (ii) all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; (iii) if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; (iv) no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and (v) all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)         Opinion of U.S. Counsel for Underwriters.  Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)         Opinion of Dutch Counsel for Underwriters.  Stibbe, Dutch counsel for the Underwriters, shall have furnished to you such written opinion or opinions dated such Time of Delivery, in form and substance satisfactory to you and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d)         Opinion of Israeli Counsel for the Company.  Meitar Liquornik Geva Leshem Tal, Israeli counsel for the Company, shall have furnished to you such written opinion or opinions (a form of which is attached as Annex II(a) hereto), each dated such Time of Delivery;

(e)         Opinion of U.S. Counsel for Company.  Morrison & Foerster LLP, U.S. counsel for the Company, shall have furnished to you such written opinion or opinions (a form of such opinion is attached as Annex II(b) hereto) dated such Time of Delivery;

(f)          Opinion of Dutch Counsel for Company.  Van Campen & Partners N.V., Dutch counsel for the Company, shall have furnished to you their written opinion (a form of such opinion is attached as Annex II(c) hereto), dated such Time of Delivery;

(g)         Opinion of IP Counsel for the Company.  Morrison & Foerster LLP, IP counsel for the Company, shall have furnished to you such written opinion or opinions (a form of such opinion is attached as Annex II(d) hereto) dated such Time of Delivery, in form and substance satisfactory to you and with respect to such matters as you may reasonably request relating to the Company’s intellectual property rights;

(h)         Opinions of Counsel for the Selling Shareholders.  Morrison & Foerster LLP, counsel for the Selling Shareholders, shall have furnished to you their written opinion (a form of each such opinion is attached as Annex II(e) hereto), dated such Time of Delivery;

(i)          Accountants Comfort Letter.  On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Kesselman & Kesselman, shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered simultaneous with the execution of this Agreement is attached as Annex I(a) hereto and a form of the letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

(j)          CFO Certificate.  On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, the Company’s Chief Financial Officer shall have furnished to you a certificate in form and substance satisfactory to you to the effect set forth in Annex I(c) hereto;

(k)         No Material Adverse Change in Business.  (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from war or other acts of hostility, fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree,

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otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity, results of operations or intellectual property of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(l)          No Force Majeure Events.  On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or the Nasdaq Stock Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or Israel or the declaration by the United States or Israel of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(m)        Listing of Shares for Trade.  The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(n)         Lock-Up Agreements.  The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each director, director nominee and executive officer of the Company, and of shareholders of the Company holding at least 98.0% of the Company’s issued and outstanding shares in the aggregate, substantially to the effect set forth in Annex IV hereto in form and substance satisfactory to you;

(o)         Furnishing of Prospectus.  The Company shall have complied with the provisions of Section 7(a)(iii) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(p)         Officers’ Certificate.  The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to (i) the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, (ii) the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and (iii) the Company shall have furnished or caused to be furnished certificates as to the matters set forth in Section 10(a) (“Filing of Prospectus; Effectiveness of Registration Statement”) and Section 10(k) (“No Material Adverse Change in Business”);

(q)         Selling Shareholders Certificate.  The Selling Shareholders shall have furnished or caused to be furnished to you at such Time of Delivery one or more certificates of the Selling Shareholders (executed by one of the Attorneys-in-Fact on their behalf) satisfactory to you as to (i) the accuracy of the representations and warranties of the Selling Shareholders herein at and as of such Time of Delivery and (ii) the performance by the Selling Shareholders of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request;

(r)         No Objection by FINRA.  FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Shares;

(s)         Other Documentation.  The Company shall have furnished to you such other opinions, certificates, letters and documents that you shall have reasonably requested; and

(t)         Know Your Customer Documents.  The Selling Shareholders shall have furnished or caused to be furnished to you at such Time of Delivery the “Know Your Customer” information contained in Exhibit A to the Power of Attorney.

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11.	Indemnification

(a)         Indemnification of Underwriters by Company.  The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Section 5(d) Writing, or any road show as defined in Rule 433(h) under the Act (a “road show”) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made or omitted with respect to any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or (ii) arise out of or are based upon the actions of Morgan Stanley & Co. LLC in its capacity as the QIU in connection with the offering contemplated by this Agreement, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any action or claim referred to in sub-clauses (i) or (ii) above as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

(b)         Indemnification of Underwriters by the Selling Shareholders.  Each of the Selling Shareholders severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in the light of the circumstances under which they were made or omitted, but only to the extent that any such statement or omission is made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Shareholder expressly for use therein; provided, however, that a Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman Sachs & Co. expressly for use therein; or (ii) arise out of or are based upon the actions of Morgan Stanley & Co. LLC in its capacity as the QIU in connection with the offering contemplated by this Agreement.

(c)         Indemnification of Company and Selling Shareholders by Underwriters.  Each Underwriter will indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer

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Free Writing Prospectus or Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and each Selling Shareholder for any legal or other expenses reasonably incurred by the Company or such Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d)         Indemnification Procedure.  Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 11 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation provided, that, if indemnity is sought pursuant to Section 11(a)(ii), then, in addition to the fees and expenses of such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel) separate from its own counsel and that of the other indemnified parties or the QIU in its capacity as a “qualified independent underwriter” and all persons, if any, who control the QIU within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the QIU, there may exist a conflict of interest between the QIU and the other indemnified parties. Any such separate counsel for the QIU and such control persons of the QIU shall be designated in writing by the QIU. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)         Additional Contributions if Indemnification is Insufficient.  If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the following shall apply:

(i)           Each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares.

(ii)          If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.

(iii)         The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The Company and the Selling

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Shareholders and the Underwriters agree that Morgan Stanley & Co. LLC will not receive any additional benefits hereunder for serving as the QIU in connection with the offering and sale of the Securities.

(iv)          The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders, on the one hand, or the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(v)          The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e).

(vi)         The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)          Indemnification Not Sole or Exhaustive Remedy.  The obligations of the Company and the Selling Shareholders under this Section 11 shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each affiliate of any Underwriter; and the obligations of the Underwriters under this Section 11 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act.

12.	Default of Underwriters

(a)         Cure of Default.   If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholders that you have so arranged for the purchase of such Shares, or the Company or a Selling Shareholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Shareholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)         Right to Require Non-Defaulting Underwriters to Subscribe to Unpurchased Shares if Less than 1/11 of Shares.  If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholders as provided in subsection (a)

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above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)         Right to Terminate if Unpurchased Shares Amount to More than 1/11 of Shares.   If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Shareholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except for the expenses to be borne by the Company, the Selling Shareholders and the Underwriters as provided in Section 9 hereof and the indemnity and contribution agreements in Section 11 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

13.	Survival of Certain Representations and Obligations

The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Shareholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Shareholder, and shall survive delivery of and payment for the Shares.

14.	Consequences of Termination

If this Agreement shall be terminated pursuant to Section 12 hereof, neither the Company nor the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 9 and 11 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Shareholders as provided herein, the Company and each of the Selling Shareholders pro rata (based on the number of Shares to be sold by the Company and such Selling Shareholder hereunder) will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Shareholders shall then be under no further liability to any Underwriter except as provided in Sections 9 and 11 hereof.

15.	Representatives; Certain Information; Notices

(a)         Acts by Representatives.  In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the Representatives; and in all dealings with any Selling Shareholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by any or all of the Attorneys-in-Fact for such Selling Shareholder.

(b)         Know-Your-Clients Information.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

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(c)         Notices.  All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department, Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York, 10036, Attention: Equity Syndicate Deals, with a copy to the Legal Department, with an additional copy (which shall not constitute notice) to Skadden, Arps, Slate, Meagher & Flom LLP., Four Times Square, New York, New York, 10036, Attention: Phyllis Korff and Yossi Vebman; if to any Selling Shareholder shall be delivered or sent by mail, or facsimile transmission, to the Attorneys-in-Fact at the address of the Company set forth on the cover of the Registration Statement, Attention: Chief Executive Officer; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Chief Executive Officer; and if to any director, director nominee, executive officer or shareholder that has delivered a lock-up letter described in Section 10(n) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such shareholder provides in writing to the Company (with a copy to the Attorneys-in-Fact at the address of the Company, if addressed to any Selling Shareholder that is not a signatory to this agreement); provided, however, that any notice to an Underwriter pursuant to Section 11(d) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Shareholders by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

16.	No Third Party Rights

This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders and, to the extent provided in Sections 11 and 13 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17.	Time of the Essence

Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18.	Absence of Fiduciary Relationship

The Company and the Selling Shareholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling shareholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) or any other obligation to the Company or any Selling Shareholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Shareholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Shareholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Shareholder, in connection with such transaction or the process leading thereto.

19.	Entire Agreement

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.

20.	Governing Law; Jurisdiction; Company’s Agent for Service of Process

(a)         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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(b)         Jurisdiction.  The Company hereby agrees that the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York (the “Specified Courts”) shall have sole and exclusive jurisdiction over any suit or proceeding against the Underwriters arising out of or relating to this Agreement or the transactions contemplated hereby (the “Related Proceedings”) (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive). The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

(c)         Company’s Agent for Service of Process.  The Company irrevocably appoints Mobileye, Inc., as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, in the Specified Courts, and agrees that service of process upon such agent, and written notice of said service to the Company by the Person serving the same to the address provided herein, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding in the Specified Courts. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

(d)         Waiver of Immunity.  The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

(e)         Judgment Currency.  In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company or the relevant Selling Shareholders, as applicable, will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Selling Shareholders, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

(f)          Tax True-up.  In respect of any judgment or order given or made for any amount due hereunder as to which tax is required to be paid by the Underwriters, the Company will indemnify each Underwriter against any such tax such that the Underwriters shall have received in the aggregate, following the payment of such indemnification, the gross amount of any judgment rendered in their favor. The foregoing indemnity shall constitute a separate and independent obligation of the Company, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.

21.	Waiver of Jury Trial

The Company, each Selling Shareholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22.	Execution in Counterparts

This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

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23.	Mandatory Disclosure of Information

Notwithstanding anything herein to the contrary, the Company and the Selling Shareholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

[Signature Page Follows]

* * *

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If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of you plus one for each counsel and the Custodian counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Shareholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney that authorizes such Attorney-in-Fact to take such action.

Very truly yours,

Mobileye N.V.

By:
Name:
Title:

Selling Shareholders identified in Schedule II

By:

As Attorney-in-Fact acting on behalf of each of the Selling Shareholders named in Schedule II to this Agreement

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Accepted as of the date hereof

Goldman, Sachs & Co.

By:
Name:
Title:

Morgan Stanley & Co. LLC

By:
Name:
Title:

On behalf of each of the Underwriters

29

SCHEDULE I
Number of Optional
Shares to be
	Total Number of	Purchased if
	Firm Shares	Maximum Option
Underwriter	to be Purchased	Exercised

Goldman, Sachs & Co.
Morgan Stanley & Co. LLC.
Deutsche Bank Securities Inc.
Barclays Capital Inc.
Citigroup Global Capital Markets Inc.
Wells Fargo Securities, LLC
Robert W. Baird & Co. Incorporated
William Blair & Company, L.L.C.
Raymond James & Associates, Inc.
Total

SCHEDULE II
Number of Optional
Shares to be
	Total Number of	Sold if
	Firm Shares	Maximum Option
	to be Sold	Exercised
The Company.

The Selling Shareholder(s):
[Name and Address of Selling Shareholder]
[Name and Address of Selling Shareholder]
Total

ATTORNEYS-IN-FACT FOR SELLING SHAREHOLDERS

Ziv Aviram

Amnon Shashua

Ofer Maharshak

(each acting individually)

SCHEDULE III

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

[None]

(b)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The initial public offering price per share for the Shares is $[●].

The number of Shares purchased by the Underwriters is [●].

SCHEDULE IV

List of Directors, Director Nominees and Executive Officers Subject to Lock-Up:

Name of Individual or Entity	Address
Amnon Shashua
Ziv Aviram
Ofer Maharshak
Gaby Hayon
Elchanan Rushinek
Yonah Lloyd
Itay Gat
Eli Barkat
Eyal Desheh
Peter Seth Neustadter
Tomaso A. Poggio
Judith Richter

SCHEDULE V

Testing-The-Waters Communications distributed by the Company:

Testing-The-Waters Presentation, dated June 9, 2014

Testing-The-Waters Presentation, dated July 10, 2014

ANNEX I

FORM OF COMFORT LETTER

ANNEX I(a)

FORM OF COMFORT LETTER TO BE DELIVERED
SIMULTANEOUS WITH EXECUTION OF THIS AGREEMENT

ANNEX I(b)

FORM OF COMFORT LETTER TO BE DELIVERED
AT EACH TIME OF DELIVERY

ANNEX I(c)

FORM OF CFO CERTIFICATE

ANNEX II(a)

FORM OF OPINION OF

ISRAELI COUNSEL FOR THE COMPANY

ANNEX II(b)

FORM OF OPINION OF

U.S. COUNSEL FOR THE COMPANY

ANNEX II(c)

FORM OF OPINION OF

DUTCH COUNSEL FOR THE COMPANY

ANNEX II(d)

FORM OF OPINION OF

IP COUNSEL FOR THE COMPANY

ANNEX II(e)

FORM OF OPINION OF
COUNSEL FOR THE SELLING SHAREHOLDERS

ANNEX III

FORM OF PRESS RELEASE

Mobileye N.V.

[Date]

Mobileye N.V. announced today that Goldman, Sachs & Co., the lead book-running manager in the recent public sale of ordinary shares in the Company, is [waiving] [releasing] a lock-up restriction with respect to ordinary shares of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on        , 20      , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ANNEX IV

FORM OF LOCK-UP AGREEMENT FOR

DIRECTORS, EXECUTIVE OFFICERS AND SHAREHOLDERS

__________________, 2014

Goldman, Sachs & Co.

200 West Street,

New York, New York 10282

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Re:	Mobileye N.V. - Lock-Up Agreement

Ladies and Gentlemen:

The Undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several underwriters named in Schedule I to such agreement (collectively, the “Underwriters”) with Mobileye N.V., a Dutch public company with limited liability (naamloze vennootschap) (the “Company”), and the selling shareholders named in Schedule II to the such agreement, providing for a public offering (the “Offering”) of ordinary shares of the Company (the “Shares”) pursuant to a Registration Statement on Form F-1 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the Undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any ordinary shares of the Company, or any options or warrants to purchase any ordinary shares of the Company, or any securities convertible into, exchangeable for or that represent the right to receive ordinary shares of the Company, whether now owned or hereinafter acquired, owned directly by the Undersigned (including holding as a custodian) or with respect to which the Undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the Undersigned from (1) engaging in any hedging or other transaction that is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Undersigned’s Shares would be disposed of by someone other than the Undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option, swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned’s Shares, whether any such transaction is to be settled by delivery of the Undersigned’s Shares or other securities, in cash or otherwise; (2) making any demand for or exercising any right or causing to be filed a registration statement, including any amendments thereto, with respect to the registration of any of the Undersigned’s Shares, and (3) except as otherwise set forth herein, publicly disclosing the intention to do any of the foregoing at any time during the Lock-Up Period .

The Shareholder Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 180 days after the date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) in the Offering.

IV-1

If the Undersigned is an officer or director of the Company, (i) Goldman, Sachs & Co. agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of the Undersigned’s Shares, Goldman, Sachs & Co. will notify the Company of the impending release or waiver, and (ii) the Company agrees to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Goldman, Sachs & Co. hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the Undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the Undersigned or the immediate family of the Undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) with the prior written consent of Goldman, Sachs & Co. on behalf of the Underwriters, (iv) pursuant to the Underwriting Agreement, (v) acquired in the Offering or in open market transactions on or after the Public Offering Date or (vi) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Shares involving a change of control of the Company, provided in the case of this clause (vi) that in the event the tender offer, merger, consolidation or other similar transaction is not completed, the Undersigned’s Shares shall remain subject to the restrictions contained in this Lock-Up Agreement. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the Undersigned is a corporation, partnership, limited liability company, trust or other business entity, the Undersigned may transfer the Undersigned’s Shares (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the Undersigned, or to any investment fund or other entity controlled or managed by the Undersigned or affiliates of the Undersigned, or (B) as part of a distribution, transfer or disposition without consideration by the Undersigned to its stockholders, partners, members, beneficiaries or other equity holders [(including, for the avoidance of doubt, by any entity controlled by the Undersigned to its affiliate Goldman Sachs International, provided that Goldman Sachs International shall be bound by the terms of this Lock-Up Agreement upon such transfer)]; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such of the Undersigned’s Shares subject to the provisions of this Agreement and there shall be no further transfer of such Undersigned’s Shares except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value. The Undersigned now has, and, except as contemplated by clauses (i) through (vi) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The Undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

In the event that, during the Lock-Up Period, the Representatives waive any prohibition set forth in this Lock-Up Agreement or any similar agreement on the transfer of Shares, or any securities convertible into or exercisable for Shares, held by (a) any person or entity that beneficially owns 1% or more of the outstanding Shares or (b) any director or officer of the Company, the Representatives shall be deemed to have also waived the prohibitions set forth in this Lock-Up Agreement that would otherwise have applied to the Undersigned with respect to the same percentage of the Undersigned’s Shares as the relative percentage of aggregate shares held by such party receiving the waiver that are subject to such waiver. The provisions of this paragraph will not apply: (1) unless and until each of the Representatives have waived such prohibitions with respect to more than 1%, in the aggregate, of outstanding Shares, or (2) to a transfer made pursuant to the first sentence (other than clause (iii) thereof) or the third sentence of the preceding paragraph; provided, that the Undersigned shall only be released to the extent and in the same manner that the party receiving such waiver is released (for the

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avoidance of doubt and by way of example, if the waiver or release is granted to effect a secondary offering of Shares, the Undersigned shall only be permitted to register, offer or sell its Shares in a secondary offering). In the event that, as a result of this paragraph, any of the Undersigned’s Shares are released from the restrictions imposed by this Lock-Up Agreement, the Company shall use its commercially reasonable efforts to notify the Undersigned within three business days after the Company has been advised by the Representatives of such release that the same percentage of Shares held by the Undersigned has been released; provided, that the failure to give such notice shall not give rise to any claim or liability against the Company, the Representatives or the Underwriters.

Notwithstanding anything herein to the contrary, the Representatives and their affiliates (other than the Undersigned, if applicable) may engage in brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of their affiliates’ business.

Notwithstanding anything herein to the contrary, nothing shall preclude the Undersigned from (i) making any reports or posting the holdings of the undersigned’s portfolio companies on the undersigned’s website consistent with its past practices, (ii) making a Schedule 13G filing or (iii) making a filing on a Form 5 made after the expiration of the Lock-Up Period referred to above.

The Undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The Undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the Undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up agreement shall cease to be applicable, and shall be of no further force or effect, (i) if the Underwriting Agreement is not signed on or prior to December 31, 2014, (ii) if the Underwriting Agreement after execution thereof is terminated in accordance with its terms, (iii) if the First Time of Delivery (as such term is defined in the Underwriting Agreement) does not occur within ten business days after the execution of the Underwriting Agreement or (iv) if the Company after the date hereof but prior to the execution of the Underwriting Agreement abandons the Offer or withdraws the Registration Statement, and in either case notifies the Representatives of the same in writing.

Very truly yours,

Exact Name

Signature

Title (if shareholder is other than a natural person)

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